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                                                                   Exhibit 23(b)





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                                                                   Exhibit 23(b)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Arrow Electronics, Inc.

                    We consent to the use of our reports incorporated herein by reference in the Form S-8 registration statement dated September 21, 1994, and to the reference to our firm under the heading "Experts" in the registration statement. Our reports refer to a change in accounting method for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."


                                        /s/ KPMG Peat Marwick LLP



Greenville, South Carolina
September 21, 1994